UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2022

Bowman Consulting Group Ltd.

(Exact name of registrant as specified in its charter)

Delaware	001-40371	54-1762351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12355 Sunrise Valley Drive, Suite 520

Reston, Virginia 20191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 464-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BWMN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(f)     On March 23, 2022, the amount of non-equity incentive plan compensation earned in 2021 by each of the executive officers of Bowman Consulting Group Ltd. (the “Company”) was finalized upon the completion of the audit of the Company’s financial statements for the fiscal year ended December 31, 2021. Based on the final determination of the Company’s financial performance, specifically, its achievement of Adjusted EBITDA at the “above target” level, the non-equity incentive plan compensation increased from that previously reported in the Summary Compensation Table included in the Company’s prospectus dated February 8, 2022 (the “Prospectus”), relating to the Company’s registration statement on Form S-1, as amended (File No. 333-262464). The actual amount of non-equity incentive plan compensation earned by each executive officer for the fiscal year ended December 31, 2021 was as follows: Mr. Bowman, $387,466; Mr. Labovitz, $257,278; Mr. Bruen, $257,278; and Mr. Hickey, $247,978. Accordingly, total compensation for each executive officer for the fiscal year ended December 31, 2021 has been recalculated to reflect these amounts as follows: Mr. Bowman, $8,305,435; Mr. Labovitz, $5,964,326; Mr. Bruen, $2,812,157; and Mr. Hickey, $2,736,987. No other amounts in the Summary Compensation Table included in the Prospectus have been changed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWMAN CONSULTING GROUP LTD.

Date: March 25, 2022	By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer